Exhibit 99.1

Lantheus Reports First Quarter 2024 Financial Results
First Quarter 2024
•Worldwide revenue of $370.0 million, an increase of 23.0% from first quarter 2023
•GAAP fully diluted net income per share of $1.87, compared to GAAP fully diluted net loss per share of $0.04 in first quarter 2023. Adjusted fully diluted net income per share of $1.69 compared to adjusted fully diluted net income per share of $1.47 in the first quarter 2023
•The Company increases full year 2024 net revenue and earnings guidance and provides guidance for the second quarter 2024
BEDFORD, Mass., May 2, 2024 (GLOBE NEWSWIRE) -- Lantheus Holdings, Inc. (the Company) (NASDAQ: LNTH), the leading radiopharmaceutical-focused company committed to enabling clinicians to Find, Fight and Follow disease to deliver better patient outcomes, today reported financial results for its first quarter ended March 31, 2024.
“Strong first quarter performance underscores the Company’s commercial excellence and innovation, as we once again delivered outstanding results while continuing to make strategic investments that advance and expand our pipeline,” said Brian Markison, Chief Executive Officer of Lantheus. “Our market leading commercial portfolio, fully integrated capabilities and strong financial position, including our significant cash flow and access to capital, provide a foundation for continued growth. Utilizing our radiopharmaceutical expertise and financial resources, we will invest in our current business to maximize value and evaluate business development and M&A opportunities, in both diagnostics and therapeutics, to continue enhancing our pipeline and capabilities.”
Summary Financial Results

(in millions, except per share data – unaudited)	Three Months Ended March 31,
	2024	2023	% Change
Worldwide revenue	$370.0	$300.8	23.0%
GAAP net income (loss)	$131.1	$(2.8)	(4769.3)%
GAAP fully diluted net income (loss) per share	$1.87	$(0.04)	(4616.4)%
Adj. net income (non-GAAP)	$118.3	$102.2	15.8%
Adj. fully diluted net income per share (non-GAAP)	$1.69	$1.47	15.2%
First Quarter 2024
•Worldwide revenue increased 23.0% to $370.0 million compared to the same period in 2023. Growth was primarily driven by net product sales of PYLARIFY and DEFINITY.
•Net product sales of PYLARIFY were $258.9 million, an increase of 32.4% over $195.5 million in the prior year period. Growth was driven by increasing utilization of PSMA PET with PYLARIFY at existing customers and expansion of the PSMA PET imaging market.
•Net product sales of DEFINITY were $76.6 million, an increase of 11.2% over $68.8 million in the prior year period.
•Operating income increased to $106.6 million, compared to a loss of $(9.3) million in the prior year period. Adjusted operating income (non-GAAP) increased 9.4% to $155.3 million, compared to $142.0 million in the prior year period.
•Fully diluted net income per share increased to $1.87, compared to fully diluted net loss per share of $(0.04) in the prior year period. Adjusted fully diluted net income per share (non-GAAP) increased 15.2% to $1.69, compared to $1.47 in the prior year period.
•Net cash provided by operating activities and free cash flow were $127.2 million and $119.0 million, respectively.
Balance Sheet

•At March 31, 2024, the Company's cash and cash equivalents grew to $718.3 million, compared to $713.7 million at December 31, 2023, taking into account the $98.3 million net investment related to the Perspective partnership in the first quarter 2024.
•The Company currently has access to up to $350.0 million from a revolving line of credit.
Recent Business Highlights
Radiopharmaceutical Oncology Pipeline Progress
•In December 2023, the Company announced that the Phase 3 SPLASH trial of PNT2002 met its primary endpoint with statistically significant topline results, which demonstrated a 29% reduction in the probability of radiographic progression or death in patients with metastatic castration-resistant prostate cancer (mCRPC) after progression on an androgen receptor pathway inhibitor. Overall survival (OS) data was immature with only 46% of trial protocol-specified OS target events having occurred. The Company expects the next readout in the third quarter of 2024 when 75% of trial protocol-specified OS target events are predicted to have occurred.
•The U.S. Food and Drug Administration (FDA) accepted Lantheus’ Abbreviated New Drug Application (ANDA) for Lutetium Lu 177 Dotatate (177Lu-PNT2003), a radio-equivalent to lutetium Lu 177 dotatate. Based on the most recent update to the FDA’s online paragraph IV database listings, the Company believes it is the first applicant to have filed a substantially complete ANDA for Lutetium Lu 177 Dotatate containing a Paragraph IV certification. If approved and pending resolution of an ongoing Hatch Waxman litigation, the Company expects to launch 177Lu-PNT2003 in 2026.
•In January 2024, the Company announced it entered into multiple strategic agreements with Perspective Therapeutics, Inc. (NYSE AMERICAN: CATX), a radiopharmaceutical company that is pioneering advanced treatment applications for cancers throughout the body. This agreement provides Lantheus the option to further diversify its radioligand therapy pipeline with an exclusive license to VMT-alpha-NET, a product candidate for the treatment of neuroendocrine tumors. Perspective has disclosed that it expects preliminary results from Cohorts 1 and 2 of this ongoing dose escalation Phase 1/2a trial in the third quarter 2024. Lantheus also may elect to co-develop certain Pb212-based alpha therapies for prostate cancer.
Other Key Updates
•The Company appointed Brian Markison, former Chairman of the Board of Lantheus and industry veteran, to the position of Chief Executive Officer, effective as of March 1, 2024. Mr. Markison will also continue as a member of Lantheus’ Board of Directors, where he has served for the past 12 years. Concurrently, MaryAnne Heino, former CEO, was appointed Chair of the Board of Lantheus.
•The FDA approved the supplemental new drug application (sNDA) for DEFINITY® (Perflutren Lipid Microsphere) as an ultrasound enhancing agent for use in pediatric patients with suboptimal echocardiograms.
Second Quarter and Full Year 2024 Financial Guidance

	Guidance Issued May 2, 2024	Guidance Issued February 22, 2024
Q2 FY 2024 Revenue	$380 million - $390 million	N/A
Q2 FY 2024 Adjusted Fully Diluted EPS	$1.81 - $1.86	N/A
	Guidance Issued May 2, 2024	Guidance Issued February 22, 2024
FY 2024 Revenue	$1.50 billion - $1.52 billion	$1.41 billion - $1.445 billion
FY 2024 Adjusted Fully Diluted EPS	$7.00 - $7.20	$6.50 - $6.70
On a forward-looking basis, the Company does not provide GAAP income per common share guidance or a reconciliation of adjusted fully diluted EPS to GAAP income per common share because the Company is unable to predict with reasonable certainty business development and acquisition related expenses, purchase accounting fair value adjustments, and any one-time, non-recurring charges. These items are uncertain, depend on various factors, and could be material to results computed in accordance with GAAP. As a result, it is the Company’s view that a quantitative reconciliation of adjusted fully diluted EPS on a forward-looking basis is not available without unreasonable effort.
Internet Posting of Information
The Company routinely posts information that may be important to investors in the “Investors” section of its website at www.lantheus.com. The Company encourages investors and potential investors to consult its website regularly for important information about the Company.
Conference Call and Webcast

As previously announced, the Company will host a conference call and webcast on Thursday, May 2, 2024, at 8:00 a.m. ET. To access the conference call or webcast, participants should register online at https://investor.lantheus.com/news-events/calendar-of-events.
A replay will be available approximately two hours after completion of the webcast and will be archived on the same web page for at least 30 days.
The conference call will include a discussion of non-GAAP financial measures. Reference is made to the most directly comparable GAAP financial measures, the reconciliation of the differences between the two financial measures, and the other information included in this press release, our Form 8-K filed with the SEC today, or otherwise available in the Investor Relations section of our website located at www.lantheus.com.
The conference call may include forward-looking statements. See the cautionary information about forward-looking statements in the safe-harbor section of this press release.
About Lantheus Holdings, Inc.
Lantheus is the leading radiopharmaceutical-focused company, delivering life-changing science to enable clinicians to Find, Fight and Follow disease to deliver better patient outcomes. Headquartered in Massachusetts with offices in Canada and Sweden, Lantheus has been providing radiopharmaceutical solutions for more than 65 years. For more information, visit www.lantheus.com.
Non-GAAP Financial Measures
The Company uses non-GAAP financial measures, such as adjusted net income and its line components; adjusted net income per share - fully diluted; adjusted operating income and free cash flow. The Company’s management believes that the presentation of these measures provides useful information to investors. These measures may assist investors in evaluating the Company’s operations, period over period. However, these measures may exclude items that may be highly variable, difficult to predict and of a size that could have a substantial impact on the Company’s reported results of operations for a particular period. Management uses these and other non-GAAP measures internally for evaluation of the performance of the business, including the allocation of resources and the evaluation of results relative to employee performance compensation targets. Investors should consider these non-GAAP measures only as a supplement to, not as a substitute for or as superior to, measures of financial performance prepared in accordance with GAAP.
Safe Harbor for Forward-Looking and Cautionary Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, that are subject to risks and uncertainties and are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements may be identified by their use of terms such as “anticipate,” “believe,” “confident,” “continue,” “could,” “estimate,” “expect,” “guidance,” “intend,” “introduce,” “may,” “momentum,” “plan,” “potential,” “predict,” “progress,” “project,” “promising,” “should,” “target,” “will,” “would” and other similar terms. Such forward-looking statements include our guidance for the second quarter and fiscal year 2024 and are based upon current plans, estimates and expectations that are subject to risks and uncertainties that could cause actual results to materially differ from those described in the forward-looking statements. The inclusion of forward-looking statements should not be regarded as a representation that such plans, estimates and expectations will be achieved. Readers are cautioned not to place undue reliance on the forward-looking statements contained herein, which speak only as of the date hereof. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law. Risks and uncertainties that could cause our actual results to materially differ from those described in the forward-looking statements include: (i) continued market expansion and penetration for our established commercial products, particularly PYLARIFY and DEFINITY, in a competitive environment in which other imaging agents have been approved and are being commercialized, and our ability to clinically and commercially differentiate our products; (ii) our ability to have third parties manufacture our products and our ability to manufacture DEFINITY in our in-house manufacturing facility; (iii) the global availability of Molybdenum-99 (“Mo-99”) and other raw material and key components; (iv) our strategies, future prospects, and our projected growth, including revenue related to our collaboration agreements with POINT Biopharma Global Inc., including our ability to obtain FDA approval for PNT2002 and PNT2003; (v) our ability to satisfy our obligations under our existing clinical development partnerships using MK-6240 as a research tool and under the license agreement through which we have rights to MK-6240, and to further develop and commercialize it as an approved product; (vi) our ability to successfully execute on our agreements with Perspective, including finalizing the license agreements in the event we exercise our options to do so, the value of our current and any future equity interest in Perspective Therapeutics, Inc. (“Perspective”), and Perspective’s ability to successfully develop its alpha-particle therapy and innovative platform technology; (vii) the efforts and timing for clinical development, regulatory approval and successful commercialization of our product candidates and new clinical applications and territories for our products, in each case, that we or our strategic partners may undertake; (viii) our ability to identify and acquire or in-license additional diagnostic and therapeutic product opportunities in oncology and other strategic areas and continue to grow our pipeline of products; and (ix) the risk and uncertainties discussed in our filings with the Securities and Exchange Commission (including those described in the Risk Factors section in our Annual Reports on Form 10-K and our Quarterly Reports on Form 10-Q).

- Tables Follow -

Lantheus Holdings, Inc.
Consolidated Statements of Operations
(in thousands, except per share data – unaudited)

	Three Months Ended March 31,
	2024	2023
Revenues	$369,975	$300,784
Cost of goods sold	128,129	223,708
Gross profit	241,846	77,076
Operating expenses
Sales and marketing	45,546	32,617
General and administrative	47,895	23,271
Research and development	48,024	30,532
Total operating expenses	141,465	86,420
Gain on sale of assets	6,254	—
Operating income (loss)	106,635	(9,344)
Interest expense	4,859	4,991
Investment in equity securities - unrealized gain	(60,704)	—
Other income	(8,788)	(3,231)
Income (loss) before income taxes	171,268	(11,104)
Income tax expense (benefit)	40,202	(8,297)
Net income (loss)	$131,066	$(2,807)
Net income (loss) per common share:
Basic	$1.91	$(0.04)
Diluted	$1.87	$(0.04)
Weighted-average common shares outstanding:
Basic	68,757	67,749
Diluted	70,095	67,749

Lantheus Holdings, Inc.
Consolidated Revenues Analysis
(in thousands – unaudited)

	Three Months Ended March 31,
	2024	2023	% Change
PYLARIFY	$258,870	$195,470	32.4%
Other radiopharmaceutical oncology	384	717	(46.4)%
Total radiopharmaceutical oncology	259,254	196,187	32.1%
DEFINITY	76,564	68,824	11.2%
TechneLite	21,714	20,986	3.5%
Other precision diagnostics	5,932	5,807	2.2%
Total precision diagnostics	104,210	95,617	9.0%
Strategic partnerships and other revenue	6,511	8,980	(27.5)%
Total revenues	$369,975	$300,784	23.0%

Lantheus Holdings, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(in thousands, except per share data – unaudited)

	Three Months Ended March 31,
	2024	2023
Net income (loss)	$131,066	$(2,807)
Stock and incentive plan compensation	15,384	9,667
Amortization of acquired intangible assets	9,932	11,099
Campus consolidation costs	19	1,459
Contingent consideration fair value adjustments	—	(1,400)
Non-recurring refinancing related fees	—	261
Non-recurring fees	—	(2,734)
Gain on sale of assets	(6,254)	—
Strategic collaboration and license costs	28,000	—
Investment in equity securities - unrealized gain	(60,704)	—
Acquisition-related costs	788	169
Impairment of long-lived assets	—	132,052
ARO Acceleration and other related costs	—	148
Other	789	625
Income tax effect of non-GAAP adjustments(a)	(701)	(46,376)
Adjusted net income	$118,319	$102,163
Adjusted net income, as a percentage of revenues	32.0%	34.0%

	Three Months Ended March 31,
	2024	2023
Net income (loss) per share - diluted	$1.87	$(0.04)
Stock and incentive plan compensation	0.22	0.14
Amortization of acquired intangible assets	0.14	0.16
Campus consolidation costs	—	0.02
Contingent consideration fair value adjustments	—	(0.02)
Non-recurring refinancing related fees	—	—
Non-recurring fees	—	(0.04)
Gain on sale of assets	(0.09)	—
Strategic collaboration and license costs	0.40	—
Investment in equity securities - unrealized gain	(0.86)	—
Acquisition-related costs	0.01	—
Impairment of long-lived assets	—	1.89
ARO Acceleration and other related costs	—	—
Other(b)	0.01	0.03
Income tax effect of non-GAAP adjustments(a)	(0.01)	(0.67)
Adjusted net income per share - diluted	$1.69	$1.47
Weighted-average common shares outstanding - diluted	70,095	69,728
(a)The income tax effect of the adjustments between GAAP net loss and non-GAAP adjusted net income takes into account the tax treatment and related tax rate that apply to each adjustment in the applicable tax jurisdiction.
(b)This effect includes an adjustment related to the increase from basic to diluted shares as the Company changed from GAAP net loss to non-GAAP adjusted net income for the three months ended March 31, 2023.

Lantheus Holdings, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures (Continued)
(in thousands, except per share data – unaudited)

	Three Months Ended March 31,
	2024	2023
Operating income (loss)	$106,635	$(9,344)
Stock and incentive plan compensation	15,384	9,667
Amortization of acquired intangible assets	9,932	11,099
Campus consolidation costs	19	1,459
Contingent consideration fair value adjustments	—	(1,400)
Non-recurring refinancing related fees	—	261
Non-recurring fees	—	(2,734)
Gain on sale of assets	(6,254)	—
Strategic collaboration and license costs	28,000	—
Acquisition-related costs	788	169
Impairment of long-lived assets	—	132,052
ARO Acceleration and other related costs	—	148
Other	789	625
Adjusted operating income	$155,293	$142,002
Adjusted operating income, as a percentage of revenues	42.0%	47.2%

Lantheus Holdings, Inc.
Reconciliation of Free Cash Flow
(in thousands – unaudited)

	Three Months Ended March 31,
	2024	2023
Net cash provided by operating activities	$127,238	$108,500
Capital expenditures	(8,273)	(9,168)
Free cash flow	$118,965	$99,332

Net cash used in investing activities	$(106,529)	$(44,513)
Net cash used in financing activities	$(16,845)	$(8,669)

Lantheus Holdings, Inc.
Condensed Consolidated Balance Sheets
(in thousands – unaudited)

	March 31, 2024	December 31, 2023
Assets
Current assets
Cash and cash equivalents	$718,279	$713,656
Accounts receivable, net	337,389	284,292
Inventory	69,758	64,029
Other current assets	16,215	16,683
Assets held for sale	7,159	7,159
Total current assets	1,148,800	1,085,819
Investment in equity securities	138,960	—
Property, plant and equipment, net	150,090	146,697
Intangibles, net	142,054	151,985
Goodwill	61,189	61,189
Deferred tax assets, net	138,898	150,198
Other long-term assets	51,343	55,261
Total assets	$1,831,334	$1,651,149
Liabilities and stockholders’ equity
Current liabilities
Current portion of long-term debt and other borrowings	$734	$823
Accounts payable	37,525	41,189
Accrued expenses and other liabilities	198,939	145,338
Total current liabilities	237,198	187,350
Asset retirement obligations	23,023	22,916
Long-term debt, net and other borrowings	562,466	561,670
Other long-term liabilities	63,107	63,321
Total liabilities	885,794	835,257
Total stockholders’ equity	945,540	815,892
Total liabilities and stockholders’ equity	$1,831,334	$1,651,149

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Contacts:
Mark Kinarney
Vice President, Investor Relations
978-671-8842
ir@lantheus.com

Melissa Downs
Senior Director, External Communications
646-975-2533
media@lantheus.com